UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2020

Crescent Acquisition Corp

(Exact name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-38825 (Commission File Number)	82-3447941 (IRS Employer Identification No.)

11100 SANTA MONICA BLVD., SUITE 2000, LOS ANGELES, CA

90025

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (310) 235-5900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one redeemable Warrant	CRSAU	The Nasdaq Stock Market LLC
Class A common stock, $0.0001 par value per share	CRSA	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole Warrant exercisable for one share of Class A common stock at an exercise price of $11.50	CRSAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2020 the board of directors (the “Board”) of Crescent Acquisition Corp, a Delaware corporation (the “Company”), increased the size of the Board from six to seven members and appointed Sandra Naftzger as a Class II director. Ms. Naftzger will serve as a member of the Compensation Governance Committee and the Audit Committee. The Board has determined that Ms. Naftzger is independent within the meaning of the independence standards of the Securities and Exchange Commission and the NASDAQ Marketplace Rules. There is no arrangement or understanding between Ms. Naftzger and any other person pursuant to which Ms. Naftzger was appointed as a director. There are no transactions involving Ms. Naftzger requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Naftzger runs family owned businesses in California, concentrating in oil and gas production and cattle ranching. Her previous work experience includes positions as Director of Business Development at The Times Mirror Company and Vice President of Corporate Finance at Drexel Burnham Lambert. Ms. Naftzger has previously served on the Board of Directors of Water.org, a global nonprofit organization focused on providing access to safe water and sanitation solutions to those in need, as well as Children’s Bureau of Southern California, an agency focused on early childhood abuse prevention and treatment. She has also served on the Board of Trustees of the Diocesan Investment Trust of the Episcopal Diocese of Los Angeles, which is responsible for investing the collective funds of 150 church institutions in Southern California.

In connection with Ms. Naftzger’s appointment to the Board, she entered into an indemnity agreement with the Company and a letter agreement with the Company, the forms of which were previously filed as exhibits to the Company’s Registration Statement on Form S-1 (File No. 333- 229718) related to its initial public offering. Pursuant to the letter agreement, Ms. Naftzger has agreed (1) to waive her redemption rights with respect to any shares of common stock of the Company she holds in connection with the completion of the Company’s initial business combination and, (2) if the Company submits its initial business combination to its shareholders for a vote, to vote any ordinary shares she holds in favor of the Company’s initial business combination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2020	CRESCENT ACQUISITION CORP
	By:	/s/ George Hawley
	Name:	George Hawley
	Title:	General Counsel and Secretary